                                                                      EXHIBIT 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                              SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                       JUNE 30,
                                       -------------------------------------------------     ------------------
                                        1991      1992      1993       1994       1995        1995       1996
                                       -------   -------   -------   --------   --------     -------   --------
HISTORICAL
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting...............  $14,271   $ 7,425   $ 8,253   $  4,278   $(26,675)    $15,142   $ (4,915)
Non recurring charges(1).............       --        --        --         --     66,564       1,051     34,448
                                       -------   -------   -------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting and non
  recurring charges..................   14,271     7,425     8,253      4,278     39,889      16,193     29,533
Fixed Charges:
  Interest expense...................    2,098     2,396     3,338      5,958      8,443       3,367      2,811
  Interest factor of rental
    expense..........................      757       958     1,507      2,201      3,346       1,580      1,905
                                       -------   -------   -------   --------   --------     -------   --------
         Total fixed charges.........    2,855     3,354     4,845      8,159     11,789       4,947      4,716
                                       -------   -------   -------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting, non recurring
  charges and fixed charges..........  $17,126   $10,779   $13,098   $ 12,437   $ 51,678     $21,140   $ 34,249
                                       ========  ========  ========  =========  =========    ========  =========
Ratio of earnings to fixed charges...     6.00      3.21      2.70       1.52       4.38        4.27       7.26
                                       ========  ========  ========  =========  =========    ========  =========
PRO FORMA
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting...............                      $91,305   $ 98,091   $  7,160     $67,159   $ 59,525
Non recurring charges(1).............                           --         --     66,564       1,051     34,448
                                                           -------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting and non
  recurring charges..................                       91,305     98,091     73,724      68,210     93,973
Fixed Charges:
  Interest expense...................                        7,021     14,885     17,447       8,451     12,100
  Interest factor of rental
    expense..........................                        1,507      2,201      3,346       1,580      1,905
                                                           -------   --------   --------     -------   --------
         Total fixed charges.........                        8,528     17,086     20,793      10,031     14,005
                                                           -------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting, non recurring
  charges and fixed charges..........                      $99,833   $115,177   $ 94,517     $78,241   $107,978
                                                           ========  =========  =========    ========  =========
Ratio of earnings to fixed charges...                        11.71       6.74       4.55        7.80       7.71
                                                           ========  =========  =========    ========  =========
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(1) In connection with various acquisitions, the Company has incurred one-time pretax charges against earnings which are reflected in the historical and proforma financial statements.